UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2007

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Performance Bonus Program for Fiscal 2007.

On February 26, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Rollins, Inc. (the “Company”), approved the performance bonus program for the Named Executive Officers for 2007, in accordance with the terms of the Company’s Performance-Based Incentive Cash Compensation Plan for Executive Officers, which was approved by the Company’s shareholders at the Company’s 2003 annual meeting and is described in more detail in the Company’s 2003 proxy statement. Under the 2007 performance bonus program, the Named Executive Officers will each have an opportunity to receive a bonus of up to 80% of his or her base salary, not to exceed a maximum of $2,000,000 per individual per year. The amount of any bonus will be determined by a formula set by the Committee based upon the amount of revenue growth, pretax profit plan achievement, and pretax profit improvement over the prior year, if any, and in the case of Mr. Knottek and Mr. Cynkus, achievement of the Company’s expense plan for the year and internal customer survey results. No bonuses will be paid under the 2007 performance bonus program until the satisfaction of the performance criteria has been certified by the Committee, which will not take place until after the close of 2007. The forms of the bonus awards are attached as exhibits to this Form 8-K.

The Committee also approved the amounts of Named Executive Officers’ bonuses for 2006 under the 2006 bonus program, as reported on the Company’s Form 8-K filed on January 31, 2006. The amounts were as follows: Mr. Randall Rollins, $375,172; Mr. Gary Rollins, $442,156; Mr. Glen Rollins, $220,570; Mr. Cynkus, $123,676; Mr. Knottek, $123,676.

 ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial Statements

(b)	Pro Forma Financial Information

(c)	Shell Company Transactions

(d)	Exhibits

Exhibit Number	Description

(10)(t)	Form A of Executive Bonus Plan for Fiscal Year 2007

(10)(u)	Form B of Executive Bonus Plan for Fiscal Year 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: February 28, 2007	By:	/s/Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer